United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2005

TELEWEST GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50886	59-3778247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Great Portland Street, London W1W 5QA, United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +44-20-7299-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On October 2, 2005, NTL Incorporated, a Delaware corporation (“NTL”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Telewest Global, Inc., a Delaware corporation (“Telewest”), and Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NTL (“Merger Subsidiary”).  The Merger Agreement provides among other things that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into Telewest, with Telewest continuing as the surviving corporation and a wholly owned subsidiary of NTL (the “Merger”).

The Merger Agreement

                At the effective time of the Merger and as a result of the Merger, each share of Telewest common stock issued and outstanding immediately prior to the effective time of the Merger, and each share of Telewest restricted stock (whether vested or unvested), will be converted into the right to receive (i) $16.25 in cash, without interest, and (ii) 0.115 of a share of NTL common stock (together with cash in lieu of fractional shares of NTL common stock).

                All vested and unvested Telewest stock options and Telewest stock appreciation rights will be converted into options to purchase NTL common stock and NTL stock appreciation rights, as the case may be, on the same terms and conditions as the original awards (including as to exercisability and vesting, taking into account any acceleration resulting from the Merger).  The number of shares for which each Telewest option can be exercised and the applicable exercise price will, in each case, be adjusted based on certain formulas set forth in the Merger Agreement.  The base price and number of shares underlying the Telewest stock appreciation rights will be similarly adjusted.

                With effect from and after the effective time of the Merger, Mr. Anthony (Cob) Stenham and one other director of Telewest selected by NTL with the approval of the board of directors of Telewest, not to be unreasonably withheld or delayed, will be appointed as members of the NTL board of directors.  Mr. Stenham will serve as Deputy Chairman of NTL.

                NTL and Telewest have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants (i) subject to certain exceptions, to conduct their respective businesses in the ordinary course and in material compliance with all material laws and governmental authorizations during the interim period between the date of the execution of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to their fiduciary duties, (A) to cause stockholder meetings to be held to consider, in the case of  NTL, the approval of the issuance of NTL common stock in the Merger, and, in the case of Telewest, the approval and adoption of the Merger Agreement, and (B) to recommend to their respective stockholders that they approve the relevant action referred to in clause (A), and (iv) subject to the terms of the Merger Agreement, to each use their reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary regulatory approvals.  In addition, Telewest made certain customary covenants including, among others, covenants (i) not to solicit proposals relating to certain alternative business combination transactions and (ii) subject to certain exceptions, not to enter into discussions concerning, provide confidential information in connection with, or take certain other actions relating to, certain alternative business combination transactions.  NTL and Merger Subsidiary have also made additional customary covenants including, among others, their covenant to use their reasonable best efforts to obtain the proceeds of financing described in the commitment letter entered into in connection with the execution of the Merger Agreement on the terms and conditions described in that letter, with the assistance and cooperation of Telewest.

                The obligation of each of NTL, Merger Subsidiary and Telewest to consummate the Merger is subject to certain customary conditions, including (i) the approval of the issuance of NTL common stock in the Merger by a majority of the total votes cast in person or by proxy at the NTL stockholder meeting, (ii)

the approval and adoption of the Merger Agreement at the Telewest stockholder meeting by holders of a majority of the outstanding shares of Telewest common stock, (iii) there being no law or order prohibiting the consummation of the Merger having been enacted or issued by any court or governmental authority with competent jurisdiction, (iv) certain regulatory and antitrust approvals (including approval of the Merger by the United Kingdom’s Office of Fair Trading, the U.K. Secretary of State or the U.K. Competition Commission, as the case may be), (v) the effectiveness of the registration statement to be filed with the United States Securities and Exchange Commission (“SEC”) for the NTL common stock to be issued in the Merger, (vi) the approval of NTL common stock to be issued in the Merger for quotation on NASDAQ, (vii) the accuracy of representations and warranties and compliance with covenants of the other parties to the Merger Agreement, in each case, as set forth in the Merger Agreement, and (viii) the absence of any material adverse effect with respect to the other party’s business or ability to consummate the Merger and the other transactions contemplated by the Merger Agreement (as described more fully in the Merger Agreement).  In addition, NTL’s obligation to consummate the Merger is subject to other conditions including (i) the absence of any action by any governmental authority which would reasonably be expected to have a Regulatory Material Adverse Effect (as defined in the Merger Agreement), (ii) the approval of the Merger by the relevant antitrust authorities in Ireland, (iii) all other consents or approvals by any governmental authority having been obtained (unless the failure to do so would not have a Regulatory Material Adverse Effect), (iv) holders of no more than 15% of Telewest’s common stock immediately prior to the effective time of the Merger having properly exercised their demand for appraisal for those shares under Section 262 of the Delaware General Corporation Law, and (v) the occurrence of the earlier of the following: (a) the receipt by NTL of a private letter ruling from the U.S. Internal Revenue Service as described in the Merger Agreement or (b) April 2, 2006.  Telewest has also agreed to cooperate with NTL, upon NTL’s request, in connection with any proposed sale or reorganization of all or a substantial portion of the assets or subsidiaries comprising Telewest’s content segment so long as it does not unreasonably interfere with Telewest’s business operations and none of its obligations under such transaction take effect until after the effective time of the Merger.  NTL has agreed not to take any action in connection with such transactions that would reasonably be expected to adversely affect in any material respect Telewest’s content segment or Telewest’s interests in the subsidiaries comprising its content segment if the Merger is not consummated.

                NTL may also elect, by following specified procedures prior to the consummation of the Merger,  to (i) restructure the Merger to cause NTL to merge with a wholly owned subsidiary of Telewest (as long as the economic result to holders of NTL common stock and Telewest common stock would be the same as described above in connection with the Merger and as long as this alternative merger does not materially adversely affect holders of Telewest common stock) or (ii) cause Telewest to reorganize its interests in the companies that comprise the UKTV Group (as defined in the Merger Agreement) and to sell or transfer those interests immediately prior to the consummation of the Merger after all conditions to the Merger have been satisfied or irrevocably waived.

                The Merger Agreement contains certain termination rights for both NTL and Telewest, and further provides that, upon termination of the Merger Agreement under specified circumstances, Telewest may be required to pay NTL a termination fee of $215,000,000 or $175,000,000, depending on the circumstances of the termination of the Merger Agreement, or NTL may be required to pay Telewest a termination fee of $175,000,000, in each case as described in the Merger Agreement.

                The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 3.03               Material Modification to Rights of Security Holders

The Rights Agreement

                In connection with the Merger Agreement, Telewest amended its Rights Agreement, dated as of March 25, 2004 (the “Rights Agreement”), between Telewest and The Bank of New York, which governs Telewest’s Preferred Share Purchase Rights (the “Rights”).  The amendment provides, among other things, that (i) neither a Shares Acquisition Date nor a Distribution Date (each as defined in the Rights Agreement) will occur as a result of the approval, execution, delivery, or performance of the Merger Agreement or the consummation of any other transaction contemplated by the Merger Agreement, (ii) neither NTL or Merger Subsidiary nor any of their affiliates will become an Acquiring Person, an Adverse Person, or an Interested Stockholder (each as defined in the Rights Agreement) as a result of the approval, execution, delivery, or performance of the Merger Agreement or the consummation of any other transaction contemplated by the Merger Agreement, and (iii) the Rights will expire on the earlier of (x) March 2, 2014 and (y) immediately prior to the effective time of the Merger.

                The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to such amendment, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

*     *     *     *     *

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described therein.  Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts.  Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NTL, Telewest or Merger Subsidiary, or any of their respective affiliates.

Additional Information and Where to Find It

This information may be deemed to be solicitation material in respect of the proposed merger of NTL and Telewest.  In connection with the proposed merger, NTL and Telewest intend to file a joint proxy statement / prospectus with the SEC.  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy statement / prospectus will be mailed to stockholders of NTL and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by NTL and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of NTL’s filings may be obtained by directing a request to NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

Participants in the Solicitation

NTL, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding NTL’s directors and executive officers is available in NTL’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005.

Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of October 2, 2005, among Telewest Global, Inc., NTL Incorporated, and Merger Sub Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

4.1

Amendment No.1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, between Telewest Global, Inc. and The Bank of New York (incorporated by reference to Exhibit 10.2 of Telewest Global, Inc.’s Form 8-A/A as filed with the Securities and Exchange Commission on October 3, 2005).

*	Telewest hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEWEST GLOBAL, INC.

	By:	/s/ Stephen S. Cook
		Name:	Stephen S. Cook
		Title:	General Counsel and
Group Strategy Director

Date: October 6, 2005